UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 10, 2023, the Company entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, $340,000,000 in aggregate principal amount of 0% senior convertible notes due 2025 (the “Series A-1 Notes”) in a registered direct offering. On September 29, 2023, the Company and the Investor entered into Amendment No. 1 to the Original Purchase Agreement (the “Purchase Agreement Amendment”, and together with the Original Purchase Agreement, the “Securities Purchase Agreement”). Pursuant to the terms of the Purchase Agreement Amendment, the Company agreed to sell, and the Investor agreed to purchase, $170,000,000 in aggregate principal amount of 0% senior convertible notes due 2025 (the “Series B-1 Notes” and together with the Series A-1 Notes, the “Notes”) in a registered direct offering.

The Notes were issued as senior obligations of the Company under that certain Indenture (the “Base Indenture”), dated July 11, 2023, by and between the Company and Wilmington Savings Fund Society, FSB, as the trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture (the “First Supplemental Indenture”), dated July 11, 2023, and as supplemented by that certain Second Supplemental Indenture (the “Second Supplemental Indenture”), entered into on September 29, 2023. On November 22, 2023, the Company, along with certain of its subsidiaries, and the Trustee entered into a third supplemental indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) to the Indenture pursuant to which, among other things, the Company agreed to secure the obligations under the Notes.

As previously disclosed and in connection with the Third Supplemental Indenture, the Company and certain of its direct and indirect wholly owned subsidiaries entered into a Pledge Agreement (the “Original Pledge Agreement”), dated as of November 22, 2023, in favor of the Investor as collateral agent, pursuant to which the Notes were secured by a first priority security interest in all of the existing and future assets of the Company and certain of its subsidiaries, including a pledge of all of the share capital of certain subsidiaries of the Company.

On December 28, 2023, the Company and certain of its direct and indirect wholly owned subsidiaries entered into an Amended and Restated Security and Pledge Agreement (the “Amended Pledge Agreement”), in favor of the Investor as collateral agent in the form attached hereto as Exhibit 10.1, pursuant to which the entirety of the Original Pledge Agreement was amended and restated to, among other things, amend and define the scope of the security interest created by the Original Pledge Agreement in all of the existing and future assets of the Company and certain of its subsidiaries.

In addition, on December 28, 2023, certain subsidiaries of the Company entered into a guaranty agreement (the “Guaranty”) in favor of the Investor as collateral agent in the form attached hereto as Exhibit 10.2, pursuant to which, among other things, such subsidiaries have guaranteed the Company’s outstanding obligations in respect of the Notes.

This summary is qualified in its entirety by reference to the full text of the Amended Pledge Agreement and the Guaranty, the forms of which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Security and Pledge Agreement.

10.2	Form of Guaranty.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2023	FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker
Chief Financial Officer and Chief Operating Officer